CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10- K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-98960 and 333-12489.



ARTHUR ANDERSEN LLP

Salt Lake City, Utah
     March 27, 1998